Filed Pursuant to Rule 424(b)(3)
Registration No. 333-185676

TRILINC GLOBAL IMPACT FUND, LLC

SUPPLEMENT NO. 11 DATED FEBRUARY 4, 2014

TO THE PROSPECTUS DATED FEBRUARY 25, 2013

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of TriLinc Global Impact Fund, LLC (the “Company”), dated February 25, 2013, as supplemented by Prospectus Supplement No. 9 dated November 18, 2013 and Supplement No. 10 dated December 23, 2013 (the “Prospectus”).

The purposes of this Supplement are as follows:

A.	To provide an update on the status of our current public offering;
B.	To provide information regarding distributions declared;
C.	To provide an update regarding our investments;
D.	To update disclosures in the section of the Prospectus titled “Prospectus Summary” and “Business;”
E.	To update disclosures in the section of the Prospectus titled “Business;”
F.	To update disclosures in the section of the Prospectus titled “Management of the Company;”
G.	To update disclosures in the section of the Prospectus titled “Plan of Distribution;” and
H.	To update the form of our subscription agreement in Appendix B to the Prospectus.

A.    Status of Our Public Offering

On June 11, 2013, our Sponsor purchased $2.4 million in Class A units and on June 13, 2013, our Sponsor purchased an additional $500,000 in Class A units. Certain investors in the Sponsor, including Baldwin Brothers, Inc. and Chilton Capital Management LLC, provided funds for this investment. Therefore, as of June 11, 2013, we had raised sufficient offering proceeds to satisfy the minimum offering requirements for our initial public offering with respect to all states other than the state of Pennsylvania. Accordingly, the offering proceeds received were released from escrow on June 11, 2013 and we commenced operations.

As of February 3, 2014, we had raised gross proceeds of approximately $19,492,460 million from the sale of approximately 2,110,257 million units of our limited liability company interest, including units issued pursuant to our distribution reinvestment plan.

B.    Declaration of Distributions

On January 28, 2014, with the authorization of our board of managers, we declared distributions for all classes of units for the period from January 1 through January 31, 2014. These distributions will be calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit on each outstanding Class A, Class C and Class I unit per day (less the distribution fee with respect to Class C units). The distributions for each Class A, Class C and Class I unit class equate to an annualized rate of 6.318%, 6.597% and 6.877% respectively. On or before February 4, 2014, these distributions will be paid in cash or reinvested in our units, for those investors participating in our unit reinvestment plan. Some or all of these distributions may be paid from sources other than cash flow from operations, such as cash resulting from a waiver or deferral of fees, and/or proceeds from this offering.

C.    Our Investments

We have recently funded the following investments, which meet our requirements for underwriting, business development and socioeconomic advancement:

•

On January 24, 2014, we funded an additional $1,000,000 to an Indonesian electronics retailer as part of an existing one year term loan facility. The facility provides for an all in yield of 14.5%, which includes an interest rate of 10% and certain additional upfront and facility fees, and is secured by the pledge of the shares of the company. Proceeds are utilized to support the acquisition of inventory needed for the borrower’s ongoing expansion efforts. The company has opened 27 new locations over the past year. The company caters to consumers in the lower middle to lower income brackets who lack access to traditional forms of credit, such as credit cards. Financing from our borrower allows these consumers to purchase household appliances and electronics, such as refrigerators, washing machines and televisions, on payment plans.

•

On January 27, 2014 we provided a $750,000 one year secured term loan at a fixed interest rate of 13% to one of our existing borrowers, a diaper manufacturer in Peru. The loan is secured by specific inventory that is procured to support a “white label” contract for a large retail store chain. The terms of the loan include a cross-default provision with the borrower’s existing $500,000 senior secured three-year term loan with us, which is further described in Section E.2. of this Supplement. The borrower is growing rapidly and expects the financing from us to allow it to both increase the number of employees and expand their product line to include adult diapers. Currently, the borrower produces the only affordable disposable diaper for lower-middle income Peruvian households.

D.    Update to the Sections Titled “Prospectus Summary” and “Business”

The disclosure in the sections “Prospectus Summary—Our Advisor” and “Business—Our Advisor” is updated, as appropriate, to reflect that TriLinc Advisors, LLC, the Company’s Advisor, is a registered investment advisor with the State of California. Specifically, the second sentence in the “Prospectus Summary—Our Advisor” section on page 14 of the Prospectus and in the “Business—Our Advisor” section on page 48 of the Prospectus is deleted in its entirety and replaced with the following: “TriLinc Advisors is a registered investment adviser with the State of California.”

E.    Update to the Section Titled “Business”

The following disclosure supplements the “Business” section of the Prospectus to provide an informational overview with respect to one of the Company’s recent investments, as of December 31, 2013.

Certain Portfolio Characteristics:

Average Portfolio Loan Size	$1,318,845
Weighted Average Portfolio Duration[1]	1.62 years
Weighted Average Position Yield USD Denominated	13.2 100	% %
Countries	5

[1]	Duration is calculated through the average turn of trade finance transactions and the contracted amortization of term loans

Impact Overview

Percentage of TriLinc borrowers that:
• Comply with local environmental, labor, health, safety and business laws, standards and regulations	100%
• Demonstrate their positive impact on the community through community service and/or community donations	100%
• Commit to working towards implementing international environmental and health and safety best practices	100%
• Implement environmentally sustainable practices, including energy savings, waste reduction and/or conservation	86%

Total Employees	3,888
• Percentage receiving training or technical assistance	90%
• Percentage female employees	41%

Top 5 Borrower Impact Objectives (total over 100% as borrowers can choose multiple):
• Job Creation	71%
• Capacity Building	29%
• Increased Revenue	29%
• Access To Financial Services	14%
• Health Improvement	14%

2. The following disclosure supplements the “Business” section of the Prospectus to provide an informational overview with respect to one of the Company’s recent investments, as of December 31, 2013:

Diaper Manufacturer

Investment Overview

Security Type	Term Loan
Structure	Three year term loan due July 15, 2016
Facility Amount Total Outstanding Amount	$500,000 $500,000
Interest Rate	13.1%
Sector	Personal Products
Collateral Coverage Ratio[1]	1.25x
Primary Impact Objectives	Job Creation, Health Improvement, Increased Revenues, Increased Profitability

[1]	The collateral coverage ratio is the amount of collateral the borrower must maintain in relation to the loan amount.

Borrower Background

According to the IMF 2013 Report, the Peruvian economy has experienced steady growth for the past decade, posting an average 6.4% annual GDP since 2002. Emerging from this expansion, and inhabiting the outskirts of major cities, is a budding middle class with growing discretionary income. In 2009, a former executive of a large personal hygiene products manufacturer took note of this socioeconomic trend and created a forward-looking company that would be the first to offer affordable hygiene products to the burgeoning lower and middle-income populations of Peru.

Over the past four years, the company has steadily grown and in 2013 it decided to seek financing through one of our sub-advisors. With a term loan from us, the company plans to increase its existing disposable baby diaper production, as well as add adult diapers to its product line. Through the expansion of the company’s products and distribution channels, the company anticipates it will hire more employees, as well as indirectly support job creation in local third party distributors. Furthermore, the company pays wages that are on average 45% above the national average, which may contribute to lower turnover and an increase in employees’ standard of living. Importantly, the borrower is committed to minimizing the negative effects of its product on the environment and actively engages in waste reduction programs and efficient operations initiatives.

By providing access to disposable diapers at an affordable price point, the company helps its customers maintain good hygiene in their households, many of which do not have laundry facilities or hot water for sterilization and cannot afford laundry services to disinfect multi-use cloth diapers. The use of disposable diapers may give lower to lower-middle income women more time to dedicate themselves to income-generating opportunities and family care, while helping to reduce potential risks to their families’ health.

F.    Update to the Section Titled “Management”

1.	The disclosure in the section of the Prospectus titled “Management of the Company” is updated, as appropriate, to reflect Steve Napleton’s departure from his position of the Senior Investment Officer of the Advisor. All references to Mr. Napleton on pages 90 and 92 of the Prospectus are deleted in their entirety.

2.	The disclosure in the section of the Prospectus titled “Management of the Company” is updated on pages 90 and 91 of the Prospectus, as appropriate, to reflect the change in Michael Dean’s title from “Senior Credit Officer” of the Advisor to “Head of Credit” of the Advisor.

G.    Update to the Section Titled “Plan of Distribution”

The following disclosure is inserted as a new first paragraph in the “Plan of Distribution—Underwriting Compensation—Other Compensation” section on page 126 of the Prospectus:

If an investor purchases units in our primary offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the units in the investor’s account, we will reduce the aggregate purchase price of the investor’s units by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our units is only available for the investor’s initial investment in our units. The investor may request the “Request for Broker Dealer Custodial Fee Reimbursement Form” from his or her advisor and must include this form with his or her subscription agreement to have the purchase price of the investor’s initial investment in units reduced by the amount of his or her annual custodial fee.

H.    Updates to the Form of Subscription Agreement in Appendix B of the Prospectus

The subscription agreement beginning on page B-1 of the Prospectus is hereby deleted in its entirety and replaced with the following:

Subscription Agreement

1.	Investment

Amount of Subscription	State of Sale
Minimum Initial Investment is $2,000 Money Orders, Traveler‘s Checks, Starter Checks, Foreign Checks, Counter Checks, Third Party Checks or Cash cannot be accepted.
Payment will be made with: ☐ Enclosed Check ☐ Funds Wired

2.	Unit Class

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units ☐ Class C Units ☐ Class I Units

3.	Account Type - Check One Box Only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ Simple IRA	☐ SEP IRA ☐ Inherited IRA	☐ ROTH IRA	None
☐ Other (Specify)

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

4.	Investor Information, continued

Street Address

City	State	Zip Code

Mailing Address (optional)

City	State	Zip Code

Phone (day)	Phone (evening)	Email

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding

☐ Non-resident Alien, country:

Please attach a separate sheet with the above information for each additional investor.

5.	Investment Title

Please print names in which units are to be registered. (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

6.	Third Party Custodian Information

ñ	Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

ñ	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name

Custodian Address

City	State	Zip Code

Custodian Telephone Number		Custodian Tax Identification Number

Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian authorizes the investor to vote the number of units of TriLinc Global Impact Fund that are beneficially owned by the investor as reflected on the records of TriLinc Global Impact Fund as of the applicable record date at any meeting of the unitholders of TriLinc Global Impact Fund. This authorization shall remain in place until revoked in writing by Custodian. TriLinc Global Impact Fund is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. Retirement accounts may not direct distributions without the custodian‘s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to TriLinc Global Impact Fund, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund‘s sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund‘s units is a suitable and appropriate investment based on information provided by you.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.
☐	Send distributions via check to investor‘s home address (or for retirement accounts to the custodian listed in Section 6)
☐	Send distributions via check to the alternate payee listed here (not available for retirement accounts without the custodian’s approval)

7.	Distribution Information (Choose one or more of the following options), continued

Name

Address

City	State	Zip Code

Account Number

☐  Direct Deposit (attach voided check) I authorize TriLinc Global Impact Fund or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TriLinc Global Impact Fund in writing to cancel it. In the event that TriLinc Global Impact Fund deposits funds erroneously into my account, TriLinc Global Impact Fund is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ Checking
Financial Institution Name	% of Distribution	☐ Savings
ABA/ Routing Number	Account Number

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Representative Name	Rep Number
Representative’s Firm Name	Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Representative’s Phone Number	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows:

☐ Through a participating Broker-Dealer	☐	Units are being purchased net of commissions
☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer		(Class A and Class C Units only)

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TriLinc Global Impact Fund) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TriLinc Global Impact Fund that I have reasonable grounds for believing that the purchase of the units by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
Branch Manager Signature (if required by Broker-Dealer)	Date

9.	Limited Liability Company Agreement

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TriLinc Global Impact Fund to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

11.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

  1. A copy of the prospectus of TriLinc Global Impact Fund, LLC has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through TriLinc Global Impact Fund’s website.

Owner	Co-Owner

  2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

Owner	Co-Owner	4. I am purchasing the units for the account referenced above.

Owner	Co-Owner

  5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

Owner	Co-Owner	6. California: In addition to the minimum suitability standards described above, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

  7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Owner	Co-Owner

  8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner

  9. Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.

Owner	Co-Owner

10. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11. Massachusetts: In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor‘s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

11.	Subscriber Signatures, continued

Owner	Co-Owner

12. Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor‘s maximum investment in the issuer may not exceed 10% of such investor‘s net worth.

Owner	Co-Owner

13. New Jersey: In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer‘s affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	14. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor‘s maximum investment in the issuer may not exceed 10% of such investor‘s liquid net worth.

Owner	Co-Owner

15. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

16. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident‘s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	17. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident‘s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Owner	Co-Owner	18. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

19. Tennessee: In addition to the suitability standards above, Tennessee residents must have a minimum annual gross income of $100,000 and a minimum net worth of $100,000, or a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. In addition, Tennessee residents‘ investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Owner	Co-Owner

20. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer‘s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one‘s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TRILINC GLOBAL IMPACT FUND MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in TRILINC GLOBAL IMPACT FUND, LLC in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor	Date
Signature of Joint Investor or Third Party Custodian	Date

The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
Investment Processing Department	Investment Processing Department		UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	855.223.2474	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148		Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund, LLC” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK			FOR PENNSYLVANIA ONLY - PAYMENTS
Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent		UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund	for TriLinc Global Impact Fund	855.223.2474	for TriLinc Global Impact Fund
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148		Account #: 9872012763
FAO: (Include Account Title)

1/14	TL0007-D

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third party checks or cash.

You must initially invest at least $2,000 in our units to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our units will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the IRS Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $500. The investment minimum for subsequent purchases does not apply to units purchased pursuant to our distribution reinvestment plan.

2.	Unit Class

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

3.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including TriLinc Global, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

5.	Investment Title

Please print the exact name(s) in which units are to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable.

For IRAs, include the custodian name and individual name.

For entities, include the entity name.

6.	Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Over Please

6.	Third Party Custodian Information, continued

If you wish to purchase units through an IRA, and would like to establish an IRA account for this purpose, First Trust Retirement has agreed to serve as IRA custodian for such purpose. TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the TriLinc Global Impact Fund Combined/Traditional Roth Package. Further information about custodial services is also available through your financial representative or our dealer-manager.

7.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan (DRP), you are requested to promptly notify TriLinc Global Impact Fund in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of TriLinc Global Impact Fund’s sponsor, or any other person selling units on behalf of TriLinc Global Impact Fund to you, to make every reasonable effort to determine that the purchase of TriLinc Global Impact Fund’s units is a suitable and appropriate investment based on information provided by you.

Complete this section (1) to enroll in the Distribution Reinvestment Plan, (2) to elect to receive distributions by direct deposit or (3) to elect to receive distributions by check.

If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you do not complete this section, distributions will be paid to the registered owner at the address of record. Retirement accounts may not direct distributions without the third party custodian’s approval.

8.	Broker-Dealer, Registered Investment Advisor and Financial Representative Information

PLEASE NOTE: The financial representative of the Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of units with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the units and other fundamental risks related to the investment in the units, the restrictions on transfer of the units and the risk that the investor could lose his or her entire investment in the units;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these units for the account referenced in Section 3, and

•	has reasonable grounds to believe the purchase of units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the financial representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the units in the state where the investment was made and in the state designated as the investor’s legal residence in Section 5; and (ii) agree to maintain records of the information used to determine that an investment in units is suitable and appropriate for the investor for a period of six years.

9.	Limited Liability Company Agreement

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize TriLinc Global Impact Fund to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus, Prospectus supplements, annual reports, proxy statements, and other unitholder communications and reports, you may elect to receive electronic delivery of unitholder communications from TriLinc Global Impact Fund, LLC. If you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com.

11.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18), if a Tennessee resident you must also initial paragraph (19) and if a Texas resident you must also initial paragraph (20). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

The Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department	Overnight Mail Investment Processing Department	Subscription Agreements may be faxed to:	Payment may be wired to: UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.	855.223.2474	1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148		Account #: 9871916944
FAO: (Include Account Title)

NOTE TO INVESTORS IN PENNSYLVANIA: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund, LLC” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

FOR PENNSYLVANIA ONLY - PAPERWORK			FOR PENNSYLVANIA ONLY - PAYMENTS
Regular Mail	Overnight Mail	Subscription Agreements may be faxed to:	Payment may be wired to:
UMB Bank, N.A. as Escrow Agent	UMB Bank, N.A. as Escrow Agent		UMB Bank, N.A. as Escrow Agent
for TriLinc Global Impact Fund	for TriLinc Global Impact Fund	855.223.2474	for TriLinc Global Impact Fund
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: 877.907.1148	Toll Free: 877.907.1148		Account #: 9872012763
FAO: (Include Account Title)

9/13	TL0008-B

Product 1 Logo	Product 2 Logo

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.
1.	Investment

Amount of Subscription	State of Sale
Investment Amount
Minimum Initial Investment is $2,000 ($2,500 - New York - Product 1 & Product 2 Only)
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	TriLinc Global Impact Fund
(TGIF)

Payment will be made with:	Product 1
☐ Enclosed Checks	(Product 1)
☐ Funds Wired
☐ Funds to Follow (Product 1 & Product 2 Only)	Product 2
(Product 2)

2.	Unit Class (TGIF Only)

Please consult with your financial representative and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding the unit classes, including the different fees which are payable with respect to each class.

☐ Class A Units	☐ Class C Units	☐ Class I Units

3.	Account Type - check one box only

Account Type			Additional Required Documentation
☐ Individual			If TOD, Transfer on Death form
☐ Joint Tenants (WROS)*		☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form
☐ Community Property*		*All parties must sign
☐ Trust			Trustee Certification form or trust documents
☐ Estate			Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial	☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation	☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC			LLC Operating Agreement or LLC Resolution
☐ Partnership			Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization			Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan		☐ Defined Benefit Plan	Pages of plan document that list plan name, date, trustee name(s) and signatures
☐ KEOGH Plan
☐ Traditional IRA ☐ Simple IRA	☐ SEP IRA ☐ Inherited IRA	☐ ROTH IRA	None
☐ Other (Specify)

4.	Investor Information

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name		SSN/TIN		DOB
Secondary Investor Name		SSN/TIN		DOB
Street Address
City	State		Zip Code
Street Address
City	State		Zip Code
Mailing Address (optional)
City	State		Zip Code
Phone (day)	Phone (evening)		Email

☐	US Citizen	☐	US Citizen residing outside the US	☐	Resident Alien	☐	Check here if you are subject to backup withholding

☐	Non-resident Alien, country:

Please attach a separate sheet with the above information for each additional investor.

5.	Investment Title

Please print names in which units are to be registered. (This is the name that will appear on your statement.)

Title Line 1
Title Line 2

6.	Third Party Custodian Information

ñ	Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

ñ	Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian Name
Custodian Address
City	State	Zip Code
Custodian Telephone Number		Custodian Tax Identification Number
Investor Account Number with Custodian

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of TGIF and/or Product 1 and/or Units of Product 2 that are beneficially owned by the investor as reflected on the records of TGIF and/or Product 1 and/or Product 2 as of the applicable record date at any meeting of the stockholders of TGIF and/or Product 1 and/or Unit holders of Product 2. This authorization shall remain in place until revoked in writing by Custodian/Trustee. TGIF and/or Product 1 and/or Product 2 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

7.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. The same distribution options and percentages will be used across all funds unless you indicate otherwise by requesting and attaching an Account Update Form for each fund and specifying the different options and distribution percentages individually for each fund.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for TGIF and/or Product 1 and/or Product 2, as applicable, you will promptly provide written notification to: TGIF and/or Product 1 and/or Product 2 (as applicable), c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution
☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for TGIF and/or Product 1 and/or Product 2
☐	Send distributions via check to investor’s home address (or for retirement accounts the address listed in Section 6)
☐	Send distributions via check to the alternate payee listed here (not available for retirement accounts without custodian’s approval)

Name
Address
City	State	Zip Code
Account Number

☐ Direct Deposit (Attach Voided Check) I authorize TGIF and/or Product 1 and/or Product 2 or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify TGIF and/or Product 1 and/or Product 2 in writing to cancel it. In the event that TGIF and/or Product 1 and/or Product 2 deposits funds erroneously into my account, TGIF and/or Product 1 and/or Product 2 is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ Checking
Financial Institution Name	% of Distribution	☐ Savings
ABA/ Routing Number	Account Number

8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information

Broker-Dealer Name
Representative Name		Rep Number
Representative’s Firm Name		Branch ID
Representative’s Address
Representative’s City	State	Zip Code
Representative’s Phone	Representative’s Fax Number
Representative’s E-mail Address

This Subscription was made as follows:

☐	Through a participating Broker-Dealer	☐	Shares and/or units are being purchased net of commissions (Class A & Class C units only for Product 2)
☐	Through a participating RIA* unaffiliated with a participating Broker-Dealer

*RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for TGIF and/or Product 1 and/or Product 2) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-907-1148.

8.	Broker - Dealer, Registered Investment Advisor and Financial Representative Information, continued

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to TGIF and/or Product 1 and/or Product 2 that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Financial Representative Signature	Date
(If required by Broker-Dealer)	Date
Branch Manager Signature

9.	Limited Liability Company Agreement (TGIF Only)

By executing the Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for TGIF and/or Product 1 and/or Product 2, and Prospectus supplements, annual reports, proxy statements, and other stockholder and/or unitholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 1 and/or Product 2 and/or unitholder communications from TGIF. For TGIF unitholders, if you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com. For Product 1 and/or Product 2 stockholders, if you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 1 and/or Product 2 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to me. Product 1 and/or Product 2 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only	ñ	Signature of Investor:	Date:

		Signature of Joint Investor:	Date:

E-mail: (If blank - email from Section 3 will be used)

11.	Subscriber Signatures for TriLinc Global Impact Fund

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

  1. A copy of the prospectus of Product 2 has been delivered or made available to me. In addition, I acknowledge that from time to time following the escrow period, the purchase price per unit may change and I can access this information through Product 2’s website.

Owner	Co-Owner

  2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”

Owner	Co-Owner	3. I acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

Owner	Co-Owner	4. I am purchasing the units for the account referenced above.

11.	Subscriber Signatures for TriLinc Global Impact Fund, continued

Owner	Co-Owner

  5. I acknowledge that I will not be admitted as a unitholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

Owner	Co-Owner	6. California: In addition to the minimum suitability standards described above, a California investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

  7. Iowa: In addition to the minimum suitability standards described above, the state of Iowa requires that each Iowa investor limit his or her investment in the issuer to a maximum of 10% of his or her liquid net worth, which is defined as cash and/or cash equivalents.

Owner	Co-Owner

  8. Kansas: In addition to the minimum suitability standards described above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in the issuer and other non-traded business development companies. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.

Owner	Co-Owner

  9. Kentucky: In addition to the minimum suitability standards described above, all Kentucky residents who invest in the issuer must have a minimum gross annual income of $85,000 and a minimum net worth of $85,000 or a minimum net worth of $300,000. In addition, Kentucky investors must limit his or her investment in the issuer to 10% of his or her liquid net worth.

Owner	Co-Owner

10. Maine: In addition to the minimum suitability requirements, it is recommended that Maine investors limit their investment in the issuer and in the securities of similar programs to not more than 10% of their liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11. Massachusetts: In addition to the suitability described above, Massachusetts investors may not invest more than 10% of their liquid net worth in the issuer and other non-traded direct participation programs. For Massachusetts residents, “liquid net worth” is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

12. Nebraska: In addition to the suitability standards described above, a Nebraska investor must have either (i) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (ii) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor’s maximum investment in the issuer may not exceed 10% of such investor’s net worth.

Owner	Co-Owner

13. New Jersey: In addition to the suitability standards described above, New Jersey investors must limit their investment in the issuer, the issuer’s affiliates, and in other non-traded business development companies to not more than 10% of their liquid net worth. Liquid net worth is defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	14. New Mexico: In addition to the minimum suitability standards described above, a New Mexico investor’s maximum investment in the issuer may not exceed 10% of such investor’s liquid net worth.

Owner	Co-Owner

15. North Dakota: In addition to the minimum suitability standards described above, North Dakota investors must represent that, in addition to the standards listed above, they have a net worth of at least ten times their investment in the issuer.

11.	Subscriber Signatures for TriLinc Global Impact Fund, continued

Owner	Co-Owner

16. Ohio: In addition to the minimum suitability standards described above, an Ohio investor must have a liquid net worth of at least ten times such Ohio resident‘s investment in the issuer, the issuer’s affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner	17. Oklahoma: In addition to the minimum suitability standards described above, an Oklahoma resident‘s investment in the issuer must not exceed ten percent (10%) of their liquid net worth.

Owner	Co-Owner	18. Oregon: In addition to the minimum suitability standards described above, Oregon investors must have a net worth of at least ten times their investment in the issuer.

Owner	Co-Owner

19. Texas: Texas residents purchasing units (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in the issuer, the issuer‘s affiliates and in other non-traded business development companies. For Texas residents, “net worth” does not include the value of one‘s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, TRILINC GLOBAL IMPACT FUND WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A UNITHOLDER. NO SALE OF UNITS OF TGIF MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER I RECEIVE THE FINAL PROSPECTUS.

The undersigned hereby applies to purchase units in TGIF in accordance with the terms and conditions of the limited liability company operating agreement attached as Exhibit A to the Prospectus.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

12.	Subscriber Signatures for Product 1

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I (we) have received the final Prospectus of Product 1 at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

  2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I (we) am/are purchasing the shares for the account referenced above.

12.	Subscriber Signatures for Product 1, continued

Owner	Co-Owner

  5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner	6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner	Co-Owner

  7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner	Co-Owner

  8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Product 1 and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in Product 1.

Owner	Co-Owner	10. For residents of Iowa, Maine and Ohio only: My (our) investment in Product 1 and all affiliates of Product 1 does not exceed 10% of my (our) liquid net worth.

Owner	Co-Owner	11. For residents of North Dakota: My (our) net worth is at least 10 times my (our) maximum investment in Product 1.

Owner	Co-Owner	12. An Oregon investor‘s maximum investment in the issuer and its affiliates may not exceed 10% of their net worth.

Owner	Co-Owner

13. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER‘S SUBSCRIPTION IS ACCEPTED, PRODUCT 1 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

13.	Subscriber Signatures for Product 2

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	1. I have received the final Prospectus of Product 2 at least five business days before signing the Subscription Agreement.

Owner	Co-Owner

  2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced in Section 3.

Owner	Co-Owner

  5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

  6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

  7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

  8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner	Co-Owner

  9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

13.	Subscriber Signatures for Product 2, continued

Owner	Co-Owner

12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner	Co-Owner

13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner	Co-Owner

15. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in Product 2 to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner	Co-Owner

16. Ohio: In addition to the suitability standards noted above, it shall be unsuitable for an Ohio investor’s aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development programs to exceed ten percent (10%) of his or her liquid net worth. “Liquid net worth” shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Owner	Co-Owner

17. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in Product 2 to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner	Co-Owner

18. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, PRODUCT 2 WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

By signing below, you also acknowledge that:

•	You do not expect to be able to sell your shares regardless of how we perform.
•	If you are able to sell your shares, you will likely receive less than your purchase price.
•	We do not intend to list our shares on any securities exchange during or for what may be a significant time after the offering period, and we do not expect a secondary market in the shares to develop.
•	Beginning the second quarter of 2013, we intend to implement a share repurchase program, but only a limited number of shares are eligible for repurchase by us. In addition, any such repurchases will be at a price equal to our most recently disclosed net asset value per share immediately prior to the date of repurchase.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either (a) I am exempt backup withholding, (b) because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, (iii) I am a U.S. citizen or a U.S. person and (iv) I am exempt from FATCA reporting.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail	Overnight Mail	Subscription Agreements
Investment Processing Department	Investment Processing Department	may be faxed to:
c/o DST Systems, Inc.	c/o DST Systems, Inc.	855.223.2474
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 877.907.1148	Toll Free: 877.907.1148

PAYMENT INSTRUCTIONS

TriLinc Global Impact Fund and/or Product 1 Investors: The portion of your purchase that is for TriLinc Global Impact Fund and/or Product 1, can be included as a check made payable to TriLinc Global Impact Fund and/or Product 1, as applicable, or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

TriLinc Global Impact Fund Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for

TriLinc Global Impact Fund

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9872012763

FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Product 2” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Product 2

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

1/14	SC0118-C

Product 1 Logo	Product 2 Logo

Investor Instructions

This subscription agreement is not valid for use in AL, AR or TN.

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500 for TriLinc Global Impact Fund and/or Product 1. For Product 2 a minimum initial investment of $2,000 is required. In no event shall any investment be less than $100.

2.	Unit Class (Product 2 Only)

Please consult with your financial representative and check the appropriate box to indicate the class of units you intend to purchase.

3.	Account Type - Check one box only

Please check the appropriate box to indicate the account type of the subscription.

4.	Investor Information

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Product 2, to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

All investors must provide a taxpayer identification number or social security number. By signing in Section 11 and/or 12 and/or 13, you are certifying that this number is correct.

5.	Investment Title

Please print the exact name(s) in which shares and/or units are to be registered.

For trusts, include the name of the trust and the name of the trustee.

For qualified plans, include the custodian name, plan name, and individual name, if applicable.

For IRAs, include the custodian name and individual name.

For entities, include the entity name.

6.	Third Party Custodian Information

Complete this section for ALL retirement accounts, as well as non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of TriLinc Global Impact Fund and/or Product 1 and/or Product 2. In addition, Community National Bank has agreed to act as IRA Custodian for purchases of TriLinc Global Impact Fund only or for joint purchases with Product 1 and/or Product 2; however, we do not require that you use our IRA custodian.

Over Please

6.	Third Party Custodian Information, continued

If you would like to establish a new IRA account with First Trust Retirement, TriLinc Global Impact Fund and/or Product 1 and/or Product 2 will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, TriLinc Global Impact Fund will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. A separate IRA application from First Trust Retirement must be completed and can be found in the Product 2 Combined/Traditional Roth Package. Further information about custodial services is available through your financial representative or our dealer manager.

7.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of TriLinc Global Impact Fund and/or Product 1 and/or Product 2, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for TriLinc Global Impact Fund and/or Product 1 and/or Product 2 in writing of that fact. This request in no way shifts the responsibility of the fund‘s sponsor, or any other person selling units on behalf of the fund to you, to make every reasonable effort to determine that the purchase of the fund‘s shares and/or units is a suitable and appropriate investment based on information provided by you.

Complete this section to (1) enroll in the Distribution Reinvestment Plan of TriLinc Global Impact Fund and/or Product 1 and/or Product 2, (2) to elect to receive distributions by direct deposit and/or (3) to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. The same distribution options and percentages will be used across all funds unless you indicate otherwise by requesting and attaching an Account Update Form for each fund and specifying the different options and distribution percentages individually for each fund. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 5. IRA accounts may not direct distributions without the third party custodian‘s approval.)

8.	Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Financial Representative or Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All fields are mandatory.

Required Representations: By signing Section 8, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer or Registered Investment Advisor that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor‘s prospective purchase of shares and/or units with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and/or units and other fundamental risks related to the investment in the shares and/or units, the restrictions on transfer of the shares and/or units and the risk that the investor could lose his or her entire investment in the shares and/or units;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 3, and

•	has reasonable grounds to believe the purchase of shares and/or units is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer or Registered Investment Advisor, (i) are duly licensed and may lawfully offer and sell the shares and/or units in the state where the investment was made and in the state designated as the investor‘s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

9.	Limited Liability Company Agreement (Product 2 Only)

By signing the Subscription Agreement, you agree to be bound by the terms of our operating agreement and any of its amendments or supplements and authorize Product 2 to make all filings of certificates, instruments, agreements or other documents as may be required or advisable under Delaware law.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for TGIF and/or Product 1 and/or Product 2, and Prospectus supplements, annual reports, proxy statements, and other stockholder and/or unitholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Product 1 and/or Product 2 and/or unitholder communications from Product 2. For TGIF unitholders, if you would like to consent to electronic delivery please visit our website at www.TriLincGlobalImpactFund.com. For Product 1 and/or Product 2 stockholders, if you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Product 1 and/or Product 2 that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Product 1 and/or Product 2 send a paper copy of a particular stockholder communications to me. Product 1 and/or Product 2 has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

11.	Subscriber Signatures for TriLinc Global Impact Fund

Please separately initial each of the representations in paragraph (1) through (5). If a California resident you must also initial paragraph (6), if an Iowa resident you must also initial paragraph (7), if a Kansas resident you must also initial paragraph (8), if a Kentucky resident you must also initial paragraph (9), if a Maine resident you must also initial paragraph (10), if a Massachusetts resident you must also initial paragraph (11), if a Nebraska resident you must also initial paragraph (12), if a New Jersey resident you must also initial paragraph (13), if a New Mexico resident you must also initial paragraph (14), if a North Dakota resident you must also initial paragraph (15), if an Ohio resident you must also initial paragraph (16), if an Oklahoma resident you must also initial paragraph (17), if a Oregon resident you must also initial paragraph (18) and if a Texas resident you must also initial paragraph (19). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards“ to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

12.	Subscriber Signatures for Product 1

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine or Ohio resident you must also initial paragraph (10), if a North Dakota resident you must also initial paragraph (11), if an Oregon resident you must also initial paragraph (12) and if a Nebraska resident you must also initial paragraph (13). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Product 1 Prospectus under “Suitability Standards“ to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 12 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

13.	Subscriber Signatures for Product 2

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), If an Ohio resident you must also initial paragraph (16), if an Oregon resident you must also initial paragraph (17) and if a Texas resident you must also initial paragraph (18). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards“ to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 13 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

For Paperwork (including the Subscription Agreement):

Regular Mail	Overnight Mail	Subscription Agreements
Investment Processing Department	Investment Processing Department	may be faxed to:
c/o DST Systems, Inc.	c/o DST Systems, Inc.	855.223.2474
P.O. Box 219731	430 W. 7th Street
Kansas City, MO 64121-9731	Kansas City, MO 64105
Toll Free: 877.907.1148	Toll Free: 877.907.1148

PAYMENT INSTRUCTIONS

TriLinc Global Impact Fund and/or Product 1 Investors: The portion of your purchase that is for TriLinc Global Impact Fund and/or Product 1, can be included as a check made payable to TriLinc Global Impact Fund and/or Product 1, as applicable, or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

TriLinc Global Impact Fund Investors in Pennsylvania: Until we have raised the minimum offering amount required in the state of Pennsylvania, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for TriLinc Global Impact Fund“ for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Suitability Standards-Notice to Residents of Pennsylvania Only“ section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

UMB Bank, N.A., as Escrow Agent for

TriLinc Global Impact Fund

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9872012763

FAO: (Include Account Title)

Product 2 Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Product 2“ for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Product 2

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

11/13	SC0119-B